Exhibit 99.1
Investor Relations Contact
Doug Clark
Adobe
ir@adobe.com
Public Relations Contact
Ashley Levine
Adobe
adobepr@adobe.com
FOR IMMEDIATE RELEASE
Adobe Announces New $25 Billion Stock Repurchase Program
SAN JOSE, Calif. – April 21, 2026 – Adobe (Nasdaq:ADBE), the global technology leader that unleashes creativity and productivity for individuals and businesses through innovative platforms and tools, announced that its board of directors has approved a new stock repurchase authorization, granting the company authority to repurchase up to $25 billion in common stock through April 30, 2030. Under the program, which is designed to return value to Adobe’s stockholders, minimize dilution from stock issuances, and reduce share count over time, the company may repurchase shares in the open market and enter into structured repurchase agreements with third parties.
"Our new $25 billion share repurchase authorization is a direct expression of confidence in our robust cash flow and the long-term value we are delivering to investors. Returning meaningful capital to stockholders while continuing to invest aggressively in innovation speaks to the durability of Adobe's business model and strategy to leverage AI to amplify creativity, scale reach and deliver impactful experiences,” said Dan Durn, executive vice president and CFO, Adobe.
Adobe to Host Investor Session at Adobe Summit 2026

Adobe will host its Investor Session with financial analysts and investors on Tuesday, April 21, 2026 at 2:00 p.m. Pacific Time at Adobe Summit in Las Vegas, Nev. Adobe’s executive team will discuss company strategy and the latest product innovations. The event will be streamed live on the Adobe investor relations website: http://www.adobe.com/ADBE. Following the event, a recording and related materials will be available on the site.

Forward-Looking Statements Disclosures

In addition to historical information, this press release contains “forward-looking statements” within the meaning of applicable securities laws, including statements related to Adobe’s stock repurchases, cash flows, use of cash, business momentum and strategy. Each of the forward-looking statements we make in this press release involves risks, uncertainties and assumptions based on information available to us as of the date of this press release. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: failure to innovate effectively and meet customer needs; failure to compete effectively; issues relating to development and use of AI; damage to our reputation or brands; failure to realize the anticipated benefits of acquisitions, investments or other strategic transactions; failure to recruit and retain key personnel; service interruptions or failures in information technology systems by us or third parties; security incidents; failure to effectively develop, manage and maintain our sales channels or critical third-party business relationships; risks associated with being a multinational corporation and adverse macroeconomic and geopolitical conditions; complex sales cycles; litigation, regulatory inquiries, investigations and other actions; changes in, and compliance with, global laws and regulations, including those related to information security and privacy; failure to protect our intellectual property; changes in tax regulations; complex government procurement processes; risks related to fluctuations in or the timing of revenue recognition from our subscription offerings; fluctuations in foreign currency exchange rates; impairment charges; our existing and future debt obligations; catastrophic events; and fluctuations in our stock price. Further information on these and other factors are discussed in the section titled “Risk Factors” in Adobe’s most recently filed Annual Report on Form 10-K and Adobe's most recently filed Quarterly Reports on Form 10-Q. The risks described in this press release and in Adobe’s filings with the U.S. Securities and Exchange Commission should be carefully reviewed. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About Adobe
Adobe (Nasdaq: ADBE) empowers everyone to create through industry-leading platforms and tools that unleash creativity, productivity and personalized customer experiences. For more information, visit www.adobe.com.
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